UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023 (July 18, 2023)

GLOBAL TECHNOLOGIES, LTD

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Dr., Suite 105Parsippany, NJ 07054

(Address of Principal Executive Office) (Zip Code)

(973) 233-5151

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 18, 2023, the Company executed a Convertible Note payable to Hillcrest Ridgewood Partners, LLC (the “Holder”) in the principal amount of $20,000.

On May 31, 2023, the Company and the Holder agreed to issue the Holder a Convertible Note (the “Convertible Note”) in the amount of $20,000 and enter into a Securities Purchase Agreement (the “SPA”). The Convertible Note has a term of one (1) year, Maturity Date of July 18, 2024, and bears interest at 8% per annum. Any Principal Amount or interest on this Convertible Note which is not paid when due shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”). The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the Holder. The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Convertible Note shall be convertible into shares of Common Stock hereunder (the “Conversion Price”) shall equal $0.0001, subject to adjustment as provided in this Convertible Note.

Upon the occurrence of any Event of Default, this Convertible Note shall become immediately due and payable, and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 150% (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Holder. The Holder shall be entitled to exercise all other rights and remedies available at law or in equity. The transaction closed on July 18, 2023.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the Convertible Note (the ‘Convertible Note”) due July 18, 2024 and the issuance of the shares of Common Stock issuable upon conversion of the Convertible Note will be exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investor is sophisticated and represented in writing that they were an accredited investor and acquired the securities for their own account for investment purposes. A legend will be placed on the Convertible Note and the stock certificates issued upon conversion of the Convertible Note, subject to the terms of the transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Convertible Note between the Company and Hillcrest Ridgewood Partners, LLC dated July 18, 2023
10.2	Securities Purchase Agreement between the Company and Hillcrest Ridgewood Partners, LLC dated July 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD

Date: July 21, 2023	By:	/s/ Fredrick Cutcher
	Name:	Fredrick Cutcher
	Title:	Chief Executive Officer